SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2002

MIDLAND ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Commission file number 2-39895

Delaware	04-2284434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Pike Street, Cincinnati Ohio	45202
(Address of principal executive offices) Registrant’stelephone number, including area code: (513) 721-4000	(Zip Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On April 9, 2002, Registrant’s Board of Directors, in accordance with the decision of the board of directors of Registrant’s parent company, KeySpan Corporation, determined not to continue the engagement of its independent public accountant Arthur Andersen LLP (“Arthur Andersen”) and appointed Deloitte & Touche LLP (“Deloitte & Touche”) as its independent public accountants.

During the past two fiscal years, and the subsequent interim period through the date hereof, there has been no report on the financial statements of the Registrant by Arthur Andersen which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the past two fiscal years, and the subsequent interim period through the date hereof, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years or within the subsequent interim period through April 9, 2002.

During the two most recent fiscal years and the subsequent interim period through April 9, 2002, Registrant did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Registrant provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of a letter from Arthur Andersen stating that it agrees with such disclosures.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIDLAND ENTERPRISES INC.

By:	/s/ CLIFFORD LUDWIG
Clifford Ludwig
Controller (Principal Accounting Officer)

Dated:    April 10, 2002

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